EXHIBIT 21
SUBSIDIARIES OF VANGUARD HEALTH SYSTEMS, INC.
Subsidiaries Incorporated or Organized in the State of Delaware
Abrazo Medical Group Urgent Care, LLC
Anaheim VHS Limited Partnership (The)
Baptist Medical Management Service Organization, LLC
BHS Physicians Alliance for ACE, LLC
Central Texas Corridor Hospital Company, LLC
Hospital Development Company Number 1, Inc.
Hospital Development Company Number 2, Inc.
Hospital Development of West Phoenix, Inc.
Huntington Beach VHS Limited Partnership (The)
Lakefront Medical Associates, LLC
MacNeal Physicians Group, LLC
MacNeal Medical Records, Inc.
Magnolia Surgery Center Limited Partnership
Paradise Valley Surgery Center, LLC
Vanguard Health Financial Company, LLC
Vanguard Health Holding Company I, LLC
Vanguard Health Holding Company II, LLC
Vanguard Health Management, Inc.
Vanguard Holding Company I, Inc.
Vanguard Holding Company II, Inc.
VHS Acquisition Corporation
VHS Acquisition Partnership Number 1, L.P.
VHS Acquisition Partnership Number 2, L.P.
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 3, Inc.
VHS Acquisition Subsidiary Number 4, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 6, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Acquisition Subsidiary Number 11, Inc.
VHS Acquisition Subsidiary Number 12, Inc.
VHS Arizona Imaging Centers Limited Partnership (The)
VHS Chicago Market Procurement, LLC
VHS Genesis Labs, Inc.
VHS Holding Company, Inc.
VHS Imaging Centers, Inc.

VHS New England Holding Company I, Inc.
VHS of Anaheim, Inc.
VHS of Arrowhead, Inc.
VHS of Huntington Beach, Inc.
VHS of Illinois, Inc.
VHS of Orange County, Inc.
VHS of Phoenix, Inc.
VHS of South Phoenix, Inc.
VHS Outpatient Clinics, Inc.
VHS Phoenix Health Plan, LLC
VHS San Antonio Imaging Partners, L.P.
VHS San Antonio Partners, LLC
Subsidiaries Incorporated or Organized in the State of Arizona
Abrazo Advantage Health Plan, Inc.
Subsidiaries Incorporated or Organized in the County of Bermuda
Volunteer Insurance Ltd.
Subsidiaries Incorporated or Organized in the State of California
North Anaheim Surgicenter, Ltd.
Subsidiaries Incorporated or Organized in the District of Columbia
Healthcare Compliance, L.L.C.
Subsidiaries Incorporated or Organized in the State of Illinois
MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Midwest Claims Processing, Inc.
Primary Care Physicians Center, LLC
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
The 6300 West Roosevelt Limited Partnership
Subsidiaries Incorporated or Organized in the Commonwealth of Pennsylvania
V-II Acquisition Co., Inc.